UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Core Laboratories N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on May 16, 2013.

Meeting Information
CORE LABORATORIES N.V.	Meeting Type:	Annual Meeting
	For holders as of:	April 18, 2013
	Date: May 16, 2013	Time: 2:30 pm CET
	Location:	Sheraton Amsterdam Airport Hotel and Conference Center
Schiphol Boulevard 101, 1118 BG
Amsterdam, The Netherlands

CORE LABORATORIES N.V.	You are receiving this communication because you hold shares in the above named company.

C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.proxydocs.com/clb. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before April 30, 2013 to facilitate timely delivery.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow 		XXXX XXXX XXXX	(located on the following page) and
visit: www.proxydocs.com/clb.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	The proxy materials are available at www.proxydocs.com/clb.
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed
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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2013 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. To obtain directions to the meeting, call 713 - 328 - 2104.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box
marked by the arrow 	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Supervisory Directors recommends that you vote FOR the following:
1.
To re-elect one Class II Supervisory Director and to elect two new Class II Supervisory Directors to serve until our annual meeting in 2016 and until their successors shall have been duly elected and qualified;

	1a) D. John Ogren
	1b) Lucia van Geuns
	1c) Charles L. Dunlap

The Board of Supervisory Directors recommends you vote FOR the following proposals:
2.	To ratify the appointment of PricewaterhouseCoopers as our Company's independent registered public accountants for the year ending December 31, 2013;	6.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 16, 2014, and such repurchased shares may be used for any legal purpose;

3.	To approve, on an advisory basis, the compensation, philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables;	7.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014;

4.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2012;	8.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 16, 2014.

5.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CET on May 16, 2013;

		NOTE: Such other business as may come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.